AIRCRE
contracts

SUBLEASE FOR A SINGLE SUBLESSEE

To be used if the entire space (Premises) will be subleased by a single sublessee whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building.

If there will be one or more sublessees sharing the space with each other and/or the lessee, whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building, use the Sublease for Multiple Tenants.

1. Basic Provisions ("Basic Provisions").

1.1 **Parties:** This Sublease ("**Sublease**"), dated for reference purposes only February 27, 2024, is made by and between Ferrotec (USA) Corporation, a Massachusetts corporation ("**Sublessor**") and Gresham Worldwide a Delaware Company ("**Sublessee**"), (collectively the "**Parties**", or individually a "**Party**").

1.2 **Premises:** That certain real property, including all improvements therein, and commonly known as (street address, city, state, zip) 4569 Las Positas Road, Unit C, Livermore, California 94551 located in the County of Alameda, State of California and generally described as (describe briefly the nature of the property) an approximate 20,595 square foot warehouse space which is part of a larger building ("**Premises**").

1.3 **Term:** One (1) years and eight (8) months commencing April 1, 2024 ("**Commencement Date**") and ending November 30, 2025 ("**Expiration Date**").

1.4 **Early Possession:** ~~If the Premises are available Sublessee may have non-exclusive possession of the Premises commencing~~ Sublessor grants Sublessee partial access and storage to warehouse on March 17, 2024 ("**Early Possession Date**").

1.5 **Base Rent:** $17,711.70 per month ("**Base Rent**"), payable on the first (1st) day of each month commencing June 1, 2024.

☑ If this box is checked, there are provisions in this Sublease for the Base Rent to be adjusted.

1.6 **Base Rent and Other Monies Paid Upon Execution:**

(a) **Base Rent:** $26,567.55 for the period May 1, 2024 through June 30, 2024.

(b) **Security Deposit:** $20,000.00 ("**Security Deposit**").

(c) **Association Fees:** N/A for the period N/A.

(d) **Other:** $9,474 for Common Area Operating Expenses for the period May 1, 2024 through June 30, 2024 (April 2024 Common Area Operating Expenses are $0.00).

(e) **Total Due Upon Execution of this Sublease:** $56,041.55.

1.7 **Agreed Use:** The Premises shall be used and occupied only for Office space including cubicle areas will be used for admin and engineering office space. Manufacturing floor will include an engineering lab, manufacturing and test facilities to support the manufacture and test of defense equipment and high-end signal generators. The warehouse will be used to store materials and support of production and storage of records and other support materials, such as excess equipment, workstations and supplies and for no other purposes.

1.8 **Real Estate Brokers.**

(a) **Representation:** Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, confirms and consents to the following agency relationships in this Sublease with the following real estate brokers ("**Broker(s)**") and/or their agents ("**Agent(s)**"):

Sublessor's Brokerage Firm Colliers Parrish International, Inc., a California corporation License No. 00490878 is the broker of (check one): ☐ the Sublessor; or ☑ both the Sublessee and Sublessor (dual agent).

Sublessor's Agent Hitoshi Takahashi License No. 01248109 is (check one): ☑ the Sublessor's Agent (salesperson or broker associate); or ☐ both the Sublessee's Agent and the Sublessor's Agent (dual agent).

Sublessee's Brokerage Firm Colliers Parrish International, Inc., a California corporation License No. 00490878 is the broker of (check one): ☐ the Sublessee; or ☑ both the Sublessee and Sublessor (dual agent).

Sublessee's Agent Michael Lloyd, SIOR License No. 00924182 is (check one): ☐ the Sublessee's Agent (salesperson or broker associate); or ☑ both the Sublessee's Agent and the Sublessor's Agent (dual agent).

(b) **Payment to Brokers:** Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of ____ ~~or~~ 5 % of the total Base Rent) for the brokerage services rendered by the Brokers.

~~1.9 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by ____ ("Guarantor").~~

1.10 **Attachments.** Attached hereto are the following, all of which constitute a part of this Sublease:

☑ an Addendum consisting of Paragraphs 15 through 18;

☐ a plot plan depicting the Premises;

☐ a Work Letter;

☐ a copy of the Master Lease and any and all amendments to such lease (collectively the "**Master Lease**");

☑ other (specify): "Disclosures, Expert Matters and Responsibilities of Parties"; "Dual Agency Agreement", "Disclosure Regarding Real Estate Agency Relationship(s)"; and "Agency Confirmation".

2. Premises.

2.1 **Letting.** Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. **Note: Sublessee is advised to verify the actual size prior to executing this Sublease.**

2.2 **Condition.** Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("**Start Date**"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("**HVAC**"), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of

Sublessee at Sublessee's sole cost and expense.

2.3 **Compliance.** Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (**"Applicable Requirements"**) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. NOTE: **Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.

2.4 **Acknowledgements.** Sublessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Sublessor, (e) the square footage of the Premises was not material to Sublessee's decision to sublease the Premises and pay the Rent stated herein, and (f) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 **Americans with Disabilities Act.** In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor's expense ☑ Sublessee's expense.

3. Possession.

3.1 **Early Possession.** Any provision herein granting Sublessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.2 **Delay in Commencement.** Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

3.3 **Sublessee Compliance.** Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. Rent and Other Charges.

4.1 **Rent Defined.** All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("**Rent**"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 **Utilities.** Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

6. Master Lease.

6.1 Sublessor is the lessee of the Premises by virtue of the "**Master Lease**", wherein Arroyo/Livermore Business Park, L.P., a California limited partnership is the lessor, hereinafter the "**Master Lessor**".

6.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

6.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

6.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: N/A.

6.5 The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the "**Sublessee's Assumed Obligations**". The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the "**Sublessor's Remaining Obligations**".

6.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

6.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

6.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

7. Assignment of Sublease and Default.

7.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

7.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor's obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

7.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

7.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

8. Consent of Master Lessor.

8.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

8.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties, then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

8.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

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(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g) Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease (see Paragraph 39.2 of the Master Lease).

8.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

8.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

8.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default if Sublessee does so within the same number of days set forth in the notice of default given to Sublessor. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

9. Additional Brokers Commissions.

9.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

9.2 If a separate brokerage fee agreement is attached then Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule attached to such brokerage fee agreement.

9.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

9.4 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third-party beneficiary of this paragraph 9.

10. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker, agent or finder (other than the Brokers and Agents, if any) in connection with this Sublease, and that no one other than said named Brokers and Agents is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

11. Attorney's fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "**Prevailing Party**" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

12. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker. Signatures to this Sublease accomplished by means of electronic signature or similar technology shall be legal and binding.

13. Accessibility; Americans with Disabilities Act.

(a) The Premises:

☐ have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b) Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

<u>ATTENTION</u>: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

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WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed At:
On:

By Sublessor:
Ferrotec (USA) Corporation, a Massachusetts corporation

By:
Name Printed: Jeroen Delsman
Title: Vice President Finance and Administration
Phone:
Fax:
Email: jeroen.delsman@ferrotec.com

By:
Name Printed:
Title:
Phone:
Fax:
Email:

Address:
Federal ID No.:

Executed At: Livermore, California
On: 02/29/2024 | 2:08 PM PST

By Sublessee:
Gresham Worldwide a Delaware Company

By: Lutz Henckels
Name Printed: Lutz Henckles
Title: Chief Financial Officer
Phone:
Fax:
Email: lhenckels@gigatronics.com

By:
Name Printed:
Title:
Phone:
Fax:
Email:

Address: 4569 Las Positas Road, Unit C, Livermore, California 94551
Federal ID No.:

BROKER
Colliers Parrish International, Inc., a California corporation

Attn: Hitoshi Takahashi
Title: Senior Vice President

Address: 225 W. Santa Clara Street, 10th Floor, San Jose, CA 95113
Phone: (408) 282-3933
Fax:
Email: hitoshi.takahasi@colliers.com
Federal ID No.: 94-2263767
Broker DRE License #: 00490878
Agent DRE License #: 01248109

BROKER
Colliers Parrish International, Inc., a California corporation

Attn: Michael Lloyd, SIOR
Title: Executive Vice President

Address: 4301 Hacienda Drive, Suite 430, Pleasanton, California 94588
Phone: (925) 227-6208
Fax:
Email: michael.lloyd@colliers.com
Federal ID No.: 94-2263767
Broker DRE License #: 00490878
Agent DRE License #: 00924182

Consent to the above Sublease is hereby given.

Executed At: San Rafael, California
Executed On:

By Master Lessor:
Arroyo/Livermore Business Park, L.P., a California limited partnership

By: Pell Development Company, Inc., a California corporation
Its: General Partner

By:
Name Printed: Karen Pell
Title: Secretary/Treasurer
Phone:
Fax:
Email:

By:
Name Printed:
Title:
Phone:
Fax:
Email:

Address: 100 Smith Ranch Road, Suite 325, San Rafael, CA 94903
Federal ID No.:

Executed At:
Executed On:

By Guarantor:

By:
Name Printed:
Title:
Address:

By:
Name Printed:
Title:
Address:

DocuSign Envelope ID: 3C51BB94-05E2-4610-A5F3-0444DE6FE405

AIRCRE
contracts

RENT ADJUSTMENT(S)

(ORIGINAL TERM)

STANDARD LEASE ADDENDUM

Dated: February 27, 2024

By and Between

Lessor: Ferrotec (USA) Corporation, a Massachusetts corporation

Lessee: Gresham Worldwide a Delaware Company

Property Address: 4569 Las Positas Road, Unit C, Livermore, California 94551
(street address, city, state, zip)

Paragraph: 14

The monthly Base Rent during the Original Term of the Lease shall be increased by using the method(s) selected below (*check method(s) to be used and fill in appropriately*):

☐ I. **Consumer Price Index.**

a. The monthly Base Rent shall be increased on ________ and every ________ months thereafter during the Original Term ("**CPI Increase Date(s)**") commensurate with the increase in the CPI (as herein defined) determined as follows: the monthly Base Rent scheduled for the first month of the Original Term shall be multiplied by a fraction the denominator of which is the Base CPI (as herein defined), and the numerator of which is the Comparison CPI (as herein defined). The amount so calculated shall constitute the new Base Rent until the next CPI Increase Date, but in no event shall any such new Base Rent be less than the Base Rent for the month immediately preceding the applicable CPI Increase Date.

b. The term "CPI" shall mean the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (*select one*): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (*fill in Urban Area*): ________ or ☐ the area in which the Premises is located, All Items (1982-1984 = 100). The term "**Comparison CPI**" shall mean the CPI of the calendar month which is 2 full months prior to the applicable Original Term CPI Increase Date. The term "**Base CPI**" shall mean the CPI of the calendar month which is 2 full months prior to the Commencement Date of the Original Term.

c. If the compilation and/or publication of the CPI is transferred to another governmental department, bureau or agency or is discontinued, then instead the index most nearly the same as the CPI shall be used to calculate the Base Rent increases hereunder. If the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, with the cost of such arbitration being paid equally by the Parties.

☐ II. **Fixed Percentage.** The monthly Base Rent shall be increased on ________ and every ________ months thereafter during the Original Term ("**Percentage Increase Date(s)**") by ________ percent (________%) of the monthly Base Rent scheduled to be paid for the month immediately preceding the applicable Percentage Increase Date.

☑ III. **Fixed Rental Adjustment(s) ("FRA").**

The monthly Base Rent shall be increased to the following amounts on the dates set forth below:

On (fill in FRA Adjustment Date(s)):	The new Base Rent shall be:
April 1, 2024 - April 30, 2024	$0.00
May 1, 2024 - May 31, 2024	$8,855.85
June 1, 2024 - November 30, 2024	$17,711.70
December 1, 2024 - November 30, 2025	$18,123.60

BROKER'S FEE: For each adjustment in Base Rent specified above, the Brokers shall be paid a Brokerage Fee in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.

AIRCRE contracts

ADDENDUM TO SUBLEASE

Date: February 27, 2024

By and Between

Sublessor: Ferrotec (USA) Corporation, a Massachusetts corporation

Sublessee: Gresham Worldwide a Delaware Company

Property Address: 4569 Las Positas Road, Unit C, Livermore, California 94551
(street address, city, state, zip)

Paragraph: 15-18

In the event of any conflict between the provisions of this Addendum and the printed provisions of the Sublease, this Addendum shall control.

15. **Tenant Improvements by Sublessor.**
    (a) Professionally clean entire Premises including carpets, restrooms and warehouse area.
    (b) Strip and wax the production tile floors.
    (c) Paint the office area and break room.

16. Sublessor shall be responsible for ensuring that power, including transformers are probably maintained and functioning throughout the lease

17. **Parking.** Sublessee shall have the right to use 1.5/1,000 rentable square feet of parking on an unreserved basis (approximately 30 spaces).

18. **Condition of Premises.** Sublessor to deliver the Premises mechanical systems, including HVAC, roof, plumbing and electrical, in good working order.

_______ INITIALS

LR INITIALS